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                                                                     EXHIBIT 5.2



                        [MILES & STOCKBRIDGE LETTERHEAD]


                                 June 26, 1996



FelCor Suite Hotels, Inc.
5215 N. O'Connor Boulevard
   Suite 330
Irving, Texas  75039

RE:      Registration Statement on Form S-3
         (Registration No.:  333-04947)

Ladies and Gentlemen:

         We have acted as special Maryland counsel to FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (Reg. No. 333-04947) filed by the Company with the Securities and Exchange Commission (the "Commission") on May 31, 1996 (together with all amendments thereto, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 4,291,192 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the anticipated public offering (the "Offering"), of Common Stock by certain selling stockholders as more fully described in the Registration Statement. We have examined the Registration Statement and such other certificates, documents and records and have made such other investigation and received such other assurances as we deemed necessary in connection with the delivery of the opinion hereinafter set forth. For purposes of the opinion expressed herein, we have assumed that the issuance of the Common Stock as referenced below will not violate the "Ownership Limit" as defined in Article V of the Company's charter or otherwise conflict with or violate any charter provisions relating to the Company's qualification as a real estate investment trust. Capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.
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FelCor Suite Hotels, Inc.
June 26, 1996
Page 2


         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Common Stock to be issued upon redemption of the Units or pursuant to the terms of the Subscription Agreement has been duly and validly authorized and, when issued pursuant to the terms of the Partnership Agreement or the Subscription Agreement, as the case may be, will be legally issued, fully paid and nonassessable; and

         2. The remaining Common Stock which has been issued prior to the date hereof has been duly and validly authorized and is legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       Miles & Stockbridge,
                                         a Professional Corporation



                                       By:   /s/ [ILLEGIBLE]
                                           -------------------------------------
                                            Principal